                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 1
                                     TO THE
                            MASTER PURCHASE AGREEMENT

                  This Amendment No. 1, dated December 20, 2002 (this
"AMENDMENT"), to the Master Purchase Agreement, dated November 18, 2002 (the
"MASTER PURCHASE AGREEMENT"), between Northrop Grumman Corporation, a Delaware corporation ("NORTHROP GRUMMAN") and BCP Acquisition Company L.L.C., a Delaware
limited liability company ("BCP LLC"), is hereby made among Northrop Grumman,
BCP LLC, TRW Inc., an Ohio corporation ("TRW"), and TRW Automotive Inc., a
Delaware corporation ("TAI").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Northrop Grumman and BCP LLC are the original parties to the Master Purchase Agreement;

                  WHEREAS, Northrop Grumman and TRW are parties to that certain
Agreement and Plan of Merger, dated as of June 30, 2002 and have consummated the closing of the transactions contemplated thereunder on December 20, 2002; and

                  WHEREAS, in accordance with Section 7.12 of the Master
Purchase Agreement, each of TRW and TAI hereby wish to become a party thereto;

                  NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                  1. Defined Terms. Capitalized terms used herein but not
defined shall have the meanings assigned to them in the Master Purchase
Agreement.

                  2. TRW and TAI Parties. TRW and TAI hereby agree to become, and are deemed to be, as of the date hereof, parties to the Master Purchase
Agreement. Concurrently with the execution of this Amendment No. 1, each of TRW and TAI is delivering to BCP LLC a duly executed officer's certificate (in the forms attached hereto as Exhibits A-1 and A-2) required pursuant to Section 7.12 of the Master Purchase Agreement.

                  3. No Other Amendments; Effectiveness. Except as set forth in this Amendment No. 1, the Master Purchase Agreement is ratified and confirmed in all respects. This Amendment No. 1 shall be effective as of the date hereof.

                  4. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware.

                            [signature page follows]

                                                                               2

                  IN WITNESS WHEREOF, the undersigned has duly executed this
Amendment No. 1 as of the date first above written.

                         NORTHROP GRUMMAN CORPORATION

                         By: /s/ Albert F. Myers
                             ------------------------------------------
                             Name: Albert F. Myers
                             Title: Corporate Vice President &
                             Treasurer

                         BCP ACQUISITION COMPANY L.L.C.

                         By: BLACKSTONE CAPITAL PARTNERS IV
                             MERCHANT BANKING FUND L.P.,
                             its Sole Member

                             By: BLACKSTONE MANAGEMENT
                                 ASSOCIATES IV L.L.C.,
                                 its General Partner

                             By: /s/ Neil P. Simpkins
                                 --------------------------------------
                                 Name: Neil P. Simpkins
                                 Title: Member

                         TRW INC.

                         By: /s/ Albert F. Myers
                             ------------------------------------------
                             Name: Albert F. Myers
                             Title: Corporate Vice President &
                             Treasurer

                         TRW AUTOMOTIVE INC.

                         By: /s/ John C. Plant
                             ------------------------------------------
                             Name: John C. Plant
                             Title: President

                                                                     EXHIBIT A-1

                                    TRW INC.

                              OFFICER'S CERTIFICATE

                  The undersigned, [NAME OF OFFICER], as [TITLE] of TRW Inc.
("TRW"), does hereby certify pursuant to Section 7.12 of the Master Purchase
Agreement, dated November 18, 2002 (the "Master Purchase Agreement"), between
Northrop Grumman Corporation, TRW and TRW Automotive Inc., on the one hand, and
BCP Acquisition Company L.L.C. ("BCP"), on the other hand, relating to the acquisition by BCP of the automotive business of TRW, as follows:

                  1. All of the representations and warranties set forth in
Article V of the Master Purchase Agreement qualified as to materiality are true and correct, and all representations and warranties set forth in Article V of the Master Purchase Agreement not qualified as to materiality are true and correct in all material respects, at and as of the date hereof with the same effect as though those representations and warranties had been made again at and as of the date hereof, except with respect to those representations and warranties made as of a particular time which are true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified as to materiality) as of such time.

                  2. From November 18, 2002 to and including the date hereof,
TRW has not taken any action that would have constituted a breach of any covenant, agreement or undertaking contained in Article VII of the Master
Purchase Agreement had TRW been a party to the Master Purchase Agreement as of the date of the Master Purchase Agreement (and had all references in Article VII of the Master Purchase Agreement to the Northrop/TRW Closing and the TRW
Execution Date been references to the date of the Master Purchase Agreement).

                  Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Master Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the ____
day of December, 2002.

                                TRW INC.

                            By:
'                               ---------------------------------
                                Name:
                                Title:

                                                                     EXHIBIT A-2

                               TRW AUTOMOTIVE INC.

                              OFFICER'S CERTIFICATE

                  The undersigned, [NAME OF OFFICER], as [TITLE] of TRW
Automotive Inc. ("TAI"), does hereby certify pursuant to Section 7.12 of the
Master Purchase Agreement, dated November 18, 2002 (the "Master Purchase
Agreement"), between Northrop Grumman Corporation, TRW Inc. and TAI, on the one
hand, and BCP Acquisition Company L.L.C. ("BCP"), on the other hand, relating to the acquisition by BCP of the automotive business of TRW, as follows:

                  1. All of the representations and warranties set forth in
Article V of the Master Purchase Agreement qualified as to materiality are true and correct, and all representations and warranties set forth in Article V of the Master Purchase Agreement not qualified as to materiality are true and correct in all material respects, at and as of the date hereof with the same effect as though those representations and warranties had been made again at and as of the date hereof, except with respect to those representations and warranties made as of a particular time which are true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified as to materiality) as of such time.

                  2. From November 18, 2002 to and including the date hereof,
TAI has not taken any action that would have constituted a breach of any covenant, agreement or undertaking contained in Article VII of the Master
Purchase Agreement had TAI been a party to the Master Purchase Agreement as of the date of the Master Purchase Agreement (and had all references in Article VII of the Master Purchase Agreement to the Northrop/TRW Closing and the TRW
Execution Date been references to the date of the Master Purchase Agreement).

                  Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Master Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the ____
day of December, 2002.

                                 TRW AUTOMOTIVE INC.

                             By: /s/
                                 --------------------------------------
                                 Name:
                                 Title: